                                                                  Exhibit 3.1(b)

================================================================================







                             AMENDED AND RESTATED
                                    BYLAWS



                                      OF



                           CANAAN ENERGY CORPORATION

                         (As Adopted January 3, 2000)
                         (Effective January 13, 2000)







================================================================================

                               TABLE OF CONTENTS
                                      TO
                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                           CANAAN ENERGY CORPORATION
                           (an Oklahoma Corporation)

ARTICLE I - SHAREHOLDERS...................................................................  1
     Section 1.01.  Annual Meeting.........................................................  1
     Section 1.02.  Special Meetings.......................................................  1
     Section 1.03.  Notice of Meetings.....................................................  1
     Section 1.04.  Quorum.................................................................  2
     Section 1.05.  Organization...........................................................  2
     Section 1.06.  Conduct of Business....................................................  2
     Section 1.07.  Proxies and Voting.....................................................  2
     Section 1.08.  Written Consents.......................................................  3
     Section 1.09.  Stock List.............................................................  3
     Section 1.10.  Notice of Shareholder Nomination and Shareholder Business..............  3

ARTICLE II - BOARD OF DIRECTORS............................................................  5
     Section 2.01.  Number and Term of Office..............................................  5
     Section 2.02.  Vacancies..............................................................  5
     Section 2.03.  Regular Meetings.......................................................  5
     Section 2.04.  Special Meetings.......................................................  5
     Section 2.05.  Quorum.................................................................  6
     Section 2.06.  Participation in Meetings by Conference Telephone......................  6
     Section 2.07.  Written Consents.......................................................  6
     Section 2.08.  Conduct of Business....................................................  6
     Section 2.09.  Powers.................................................................  6
     Section 2.10.  Compensation of Directors..............................................  7
     Section 2.11.  Removal................................................................  7

ARTICLE III - COMMITTEES...................................................................  7
     Section 3.01.  Executive Committee....................................................  7
     Section 3.02.  Other Committees of the Board of Directors.............................  8
     Section 3.03.  Limitations on Power and Authority of Committees.......................  8
     Section 3.04.  Conduct of Business....................................................  8

ARTICLE IV - OFFICERS......................................................................  9
     Section 4.01.  Generally..............................................................  9
     Section 4.02.  Chairman of the Board..................................................  9
     Section 4.03.  Vice Chairman of the Board.............................................  9
     Section 4.04.  Chief Executive Officer................................................  9

     Section 4.05.  President.............................................................. 10
     Section 4.06.  Vice Presidents........................................................ 10
     Section 4.07.  Secretary.............................................................. 10
     Section 4.08.  Treasurer.............................................................. 10
     Section 4.09.  Delegation of Authority................................................ 10
     Section 4.10.  Removal................................................................ 10
     Section 4.11.  Action with Respect to Securities of Other Corporations................ 10

ARTICLE V - STOCK.......................................................................... 11
     Section 5.01.  Certificates of Stock.................................................. 11
     Section 5.02.  Transfers of Stock..................................................... 11
     Section 5.03.  Record Date............................................................ 11
     Section 5.04.  Lost, Stolen or Destroyed Certificates................................. 12
     Section 5.05.  Regulations............................................................ 12

ARTICLE VI - NOTICES....................................................................... 12
     Section 6.01.  Notices................................................................ 12
     Section 6.02.  Waivers................................................................ 13

ARTICLE VII - MISCELLANEOUS................................................................ 13
     Section 7.01.  Facsimile Signatures................................................... 13
     Section 7.02.  Corporate Seal......................................................... 13
     Section 7.03.  Reliance upon Books, Reports and Records............................... 13
     Section 7.04.  Fiscal Year............................................................ 13
     Section 7.05.  Time Periods........................................................... 13

ARTICLE VIII - AMENDMENTS.................................................................. 14

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                           CANAAN ENERGY CORPORATION
                         (As Adopted January 3, 2000)
                         (Effective January 13, 2000)


                           ARTICLE I - SHAREHOLDERS

Section 1.01. Annual Meeting

     An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of the shareholders.

Section 1.02. Special Meetings

     Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 1.03. Notice of Meetings

     Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Oklahoma General Corporation Act or the Certificate of Incorporation). The term "Certificate of Incorporation" as used herein shall mean the Certificate of Incorporation of the Corporation as may be amended from time to time. Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.04. Quorum

     At any meeting of the shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or represented by proxy, may adjourn the meeting to another place, date, or time.

Section 1.05. Organization

     Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 1.06. Conduct of Business

     The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 1.07. Proxies and Voting

     At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized in such manner as specifically permitted by the Oklahoma General Corporation Act or as the Corporation may otherwise permit. Proof of such authority shall be filed in accordance with the procedure established for the meeting. The validity and authenticity of any proxy shall be determined by the Corporation.

     Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

     All voting, except where otherwise required by law or by the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

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

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.


Section 1.08.  Written Consents

     Any action required or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice or a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders all the of outstanding stock entitled to vote on such action. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 1.09. Stock List

     The officer who has charge of the stock ledger of the Corporation shall prepare a complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination by any shareholder who is present. The stock ledger shall be the only evidence as to the identity of the shareholders entitled to examine the stock list and to vote in person or by proxy at the meeting.

Section 1.10.  Notice of Shareholder Nomination and Shareholder Business

     At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

Directors, including matters covered by Rule 14a-8 under the Securities Exchange Act of 1934, as in effect from time to time; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder, as provided below.

     A notice of the intent of a shareholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the Corporation not more than one hundred fifty (150) days and not less than ninety (90) days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the Corporation not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders.

     Every such notice by a shareholder shall set forth:

          (a) the name and residence address of the shareholder of the Corporation who intends to make a nomination or bring up any other matter;

          (b) a representation that the shareholder is a registered holder of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

          (c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to made by the shareholder;

          (d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and

          (e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

     Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation, if so elected.

     At the meeting of shareholders, the Chairman of the meeting shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

                        ARTICLE II - BOARD OF DIRECTORS

Section 2.01. Number and Term of Office

     The Board of Directors of the Corporation shall consist of not less than three (3) members, with the exact number to be fixed from time to time by the Board of Directors. The directors shall be divided into three classes, designated Class A, Class B, and Class C, as nearly equal in number as possible as the Board of Directors shall determine from time to time, with the term of office of the Class C directors to expire at the 2001 annual meeting of shareholders, the term of office of the Class B directors to expire at the 2002 annual meeting of shareholders, and the term of the Class A directors to expire at the 2003 annual meeting of shareholders. At each meeting of shareholders following such initial classification and election, the number of directors in the class whose term expires at the time of such meeting as determined by the Board of Directors shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

Section 2.02. Vacancies

     Newly created directors resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until his successor is elected and qualified.

Section 2.03. Regular Meetings

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.04. Special Meetings

     Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office or by the President and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived in one or more of the following ways: (i) by mailing written notice not less than three (3) days before the meeting, or (ii) by personally delivering the same not less than eighteen (18) hours before the meeting; or (iii) by telegraphing, transmitting by facsimile or telephoning the same in a manner reasonably designed to reach the director not less than eighteen (18) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.05. Quorum

     At any meeting of the Board of Directors, a majority of the total directors then in office, but not less than a majority of the total number of directors constituting the whole board, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.06. Participation in Meetings by Conference Telephone

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 2.07. Written Consents

     Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.08. Conduct of Business

     At any meeting of the Board of Directors at which a quorum of the directors is present, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

Section 2.09. Powers

     The Board of Directors may, except as otherwise required by law or by the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1)  To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

          (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and,

          (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.

Section 2.10. Compensation of Directors

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 2.11. Removal

     At a meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office only with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation then entitled to be voted in an election of directors.

                           ARTICLE III - COMMITTEES

Section 3.01. Executive Committee

     The Board of Directors may designate an Executive Committee to serve at the pleasure of the board and shall elect a director or directors to serve as the member or members of the Executive Committee, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the Executive Committee. The Executive Committee, except to the extent as it may be restricted from time to time by the vote of a majority of the total number of directors, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it subject to the limitations set forth on Section 3.03. Unless expressly restricted by resolution of the Board of Directors, the Executive Committee shall have the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger. In the absence or disqualification of any member of the Executive Committee, and any alternate member in his place, the member or members of the Executive Committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.02. Other Committees of the Board of Directors

     The Board of Directors may from time to time designate other committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to the extent the resolution designating the committee or a supplemental resolution of the Board of Directors shall so provide subject to the limitation set forth in
Section 3.03. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.03. Limitations on Power and Authority of Committees

     No committee of the Board of Directors shall have any power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that the Executive Committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of the shares in any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation.

Section 3.04. Conduct of Business

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the total committee members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Minutes of each committee meeting shall be prepared, approved by the chairman of the meeting and filed with the Secretary of the Corporation. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE IV - OFFICERS

Section 4.01. Generally

     The officers of the Corporation shall consist of a President and a Secretary and such other senior or subordinate officers as may from time to time be elected by the Board of Directors. The Board of Directors may also elect a Chief Executive Officer and may elect from its number a Chairman and Vice Chairman of the Board of the Corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 4.02. Chairman of the Board

     The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. He shall be the senior officer of the Corporation and shall be responsible for overall planning and policy.

Section 4.03. Vice Chairman of the Board

     The Vice Chairman of the Board shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.04. Chief Executive Officer

     The Chief Executive Officer shall, subject to the provisions of these Bylaws and to the directors of the Board of Directors, be responsible for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him by the Board of Directors. He shall have the power to execute on behalf of the Corporation, negotiable instruments, bonds, mortgages, deeds, contracts and other documents which the Board of Directors has authorized to be executed. The Chief Executive Officer may attend and participate in all meeting of the Board of Directors, but shall not be entitled to vote on any action submitted to the Board of Directors, unless he or she is also a member of the Board of Directors. The Chief Executive Officer and the President shall generally supervise the other officers, shall exercise such other powers and perform such other duties as may be assigned to the Chief Executive Officer by the Board of Directors at any time and from time to time.

Section 4.05. President

     The President shall, in the absence of disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall have such duties as are assigned to him by the Chief Executive Officer and the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

Section 4.06. Vice Presidents

     Each Vice President shall perform such duties as the Board of Directors, the Chief Executive Officer or the President shall prescribe. In the absence or disability of the President, the Vice President with the highest ranking shall perform the duties and exercise the powers of the President.

Section 4.07. Secretary

     The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate records.

Section 4.08. Treasurer

     The Treasurer, if any, shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

Section 4.09. Delegation of Authority

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.10. Removal

     Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 4.11. Action with Respect to Securities of Other Corporations

     Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                               ARTICLE V - STOCK

Section 5.01. Certificates of Stock

     Each shareholder shall be entitled to a certificate signed by, or in the name of, the Corporation by the Chairman or the Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying and representing the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 5.02. Transfers of Stock

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.04 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.03. Record Date

     The Board of Directors may fix a record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Oklahoma General Corporation Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Oklahoma General Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.04. Lost, Stolen or Destroyed Certificates

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.05. Regulations

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

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                             ARTICLE VI - NOTICES

Section 6.01. Notices

     Except as otherwise permitted herein, whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, or by dispatching a prepaid telegram, addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is deposited or dispatched shall be the time of the giving of the notice.

Section 6.02. Waivers

     A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VII - MISCELLANEOUS

Section 7.01. Facsimile Signatures

     In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.02. Corporate Seal

     The Board of Directors may provide a suitable seal, containing the name of the Corporation and the word "Oklahoma," which seal shall be placed in the custody of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.03. Reliance upon Books, Reports and Records

     A member of the Board of Directors or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member

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reasonably believes are within such officer's, employee's, committee's or other person's competence and who have been selected with reasonable care by or on behalf of the Corporation.

Section 7.04. Fiscal Year

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 7.05. Time Periods

     In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                           ARTICLE VIII - AMENDMENTS

     These bylaws may be amended or repealed by the Board of Directors at any meeting or by the shareholders at any meeting, except that the amendment or repeal of Sections 1.08, 2.01 or 2.11 of these Bylaws is prohibited unless the Certificate of Incorporation is amended to permit the amendment or repeal of such Sections of these bylaws.

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                           CERTIFICATE OF SECRETARY



     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of Canaan Energy Corporation, an Oklahoma corporation;

     2.   That the foregoing amended and restated bylaws comprising thirteen
(13) pages constitute the amended and restated bylaws of said Corporation as duly adopted by Unanimous Written Consent of Board of Directors on January 3, 2000, effective January 13, 2000.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 5th day of January, 2000.



                              /s/ Michael S. Mewbourn
                              --------------------------------------------------
                                                  Michael S. Mewbourn, Secretary

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